Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2018, relating to the consolidated financial statements of Honeywell International Inc. and subsidiaries, and the effectiveness of Honeywell International Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
December 10, 2018